SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                         _____________________

                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)  April 16, 2001

                        Berry Petroleum Company
        (Exact name of registrant as specified in its charter)

   Delaware                     1-9735                    77-0079387
  (State or other            (Commission                 IRS Employer
   jurisdiction of           File Number)             Identification No.
                             incorporation)


         28700 Hovey Hills Road, P.O. Box 925, Taft, CA  93268
               (Address of principal executive offices)

 Registrant's telephone number, including area code     (661) 769-8811


                                  N/A
     (Former name or former address, if changed since last report)





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Item 5. Other Events

     Berry Petroleum Company ("Berry" or "Company") was a party to four power sale contracts related to its three cogeneration facilities. Two contracts were with Pacific Gas and Electric Company (PG&E) and two contracts were with Southern California Edison Company (Edison), collectively the "Utilities." Berry has terminated all four contracts
(two contracts with PG&E effective on April 2, 2001, and two contracts with Edison - one effective on March 19 and one effective on April 6, 2001) by delivering the required notice under the contracts. Berry has suspended operations at all three of its cogeneration facilities representing 98 megawatts of capacity. Berry is pursuing electricity sale arrangements with multiple creditworthy parties and expects to have acceptable arrangements in place in the near future, although there can be no assurance as to the timing or terms of such arrangements.

     As of March 31, 2001, Berry Petroleum Company is owed approximately $12.1 million from PG&E and approximately $15 million from Edison for power deliveries as far back as November in the case of Edison, and December in the case of PG&E. Considering PG&E's filing for bankruptcy ("PG&E bankruptcy") on April 6, 2001 and the signed Memorandum of Understanding between Edison and the California Department of Water Resources ("Edison MOU") dated April 9, 2001, the Company is uncertain as to the impact of these developments on the collectibility of these receivables. The Company is continuing to evaluate the collectibility of these receivables as more information becomes available concerning the PG&E bankruptcy, Edison MOU and other events.

    Berry's oil production has suffered primarily due to the reduction of steam injection into the Company's heavy oil reservoirs resulting from the breach (due to nonpayment) of the contracts by the Utilities. As of December 31, 2000, the Company was producing approximately 17,000 barrels of oil per day (Bopd) and as of March 31, 2001, was producing approximately 15,000 Bopd on a gross basis. The Company expects that its oil production will decline further as the steam-dependent oil reservoir cools since there is a time delay between the curtailment of steam injection and the resulting impact on production. While the production decline is difficult to determine, the Company estimates that production may decline another 20% within the next few months. Consequently, it is of vital importance that the Company resume its cogeneration operations including electricity sales as soon as possible so that it can resume steam injection into the Company's oil properties to arrest this decline. Berry continues to coordinate all aspects of its business to maximize the economics of its oil production and specifically, the steam component of its operations.



                                SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 16, 2001            Berry Petroleum Company


                                By:  /s/ Ralph J. Goehring
                                     Ralph J. Goehring
                                     Senior Vice President &
                                     Chief Financial Officer

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